UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2013

Voltari Corporation

(Exact name of registrant as specified in its charter)

Delaware	333-186564	90-0933943
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

601 W. 26th Street

Suite 415

New York, NY 10001

(Address of Principal Executive Offices, including Zip Code)

(212) 388-5500

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Compensatory Arrangements of Certain Officers.

On May 7, 2013, Voltari Corporation’s (the “Company”) board of directors, including the compensation committee (the “Committee”), unanimously approved the Company’s Corporate Incentive Plan for 2013-2014 (the “2013-14 CIP”). The 2013-14 CIP is intended to aid in the retention of highly qualified employees by providing eligible employees with additional compensation for their contributions to the achievement of the Company’s financial objectives. In order to be eligible to participate in the 2013-14 CIP and receive a bonus award, a participant must be a full-time, active employee working in a bonus eligible position. The participant must be actively employed and in good standing on the actual bonus payment date in order to receive a payout. The Committee set target bonuses that are structured by position or job level as a percentage of an eligible employee’s annual base salary. For the Company’s chief executive officer, the 2013-14 CIP provides that, subject to the achievement of certain minimum financial targets, 25% of the target bonus is tied to the achievement of EBITDA objectives, and 75% is tied to the achievement of revenue and contribution margin objectives. For the Company’s chief administrative officer and general counsel, the 2013-14 CIP provides that, subject to the achievement of certain minimum financial targets, 25% of the target bonus is tied to the achievement of EBITDA objectives, 25% is tied to the achievement of revenue objectives, and 50% is discretionary as determined by the Committee. For all other eligible employees, including the Company’s chief financial officer, the 2013-14 CIP provides that, subject to the achievement of certain minimum financial targets, 60% of the target bonus is tied to the achievement of EBITDA objectives, and 40% is tied to the achievement of revenue objectives. Furthermore, for all eligible participants, payouts based on the achievement of EBITDA and revenue objectives cannot exceed 150% of the portion of the target bonus tied to such objective. If any payouts are earned by an eligible employee in 2013, 60% of such payout will be paid to the eligible employee, and the remaining 40% of that amount shall be accrued and paid with any amounts earned for the Company’s achievement of its 2014 financial objectives in accordance with the payment schedule set forth in the 2013-14 CIP.

The foregoing description of the 2013-14 CIP does not purport to be complete and is qualified in its entirety by the 2013-14 CIP filed as Exhibit 10.1 hereto, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	2013-2014 Corporate Incentive Plan*

*	Confidential treatment has been requested for certain provisions of this Exhibit pursuant to Exchange Act Rule 24b-2. These provisions have been omitted from the filing and submitted separately to the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOLTARI CORPORATION

March 31, 2014	By:	/s/ Richard Sadowsky
(Date)		Richard Sadowsky Acting Chief Executive Officer